Exhibit 99.1

For more information:

Joe Zanco, President and CEO

(337) 948-3033

For Immediate Release

Release Date: July 28, 2022

Catalyst Bancorp, Inc. Announces 2022 Second Quarter Results

Opelousas, Louisiana – Catalyst Bancorp, Inc. (Nasdaq: “CLST”) (the “Company”), the parent company for Catalyst Bank (the “Bank”) (www.catalystbank.com), reported financial results for the second quarter of 2022. For the quarter, the Company reported net income of $18,000, compared to a net loss of $131,000 for the first quarter of 2022. The quarter was highlighted by the rebranding of the Bank from St. Landry Homestead Federal Savings Bank to Catalyst Bank.  Pre-tax costs associated with the rebranding of the Bank totaled $208,000 during the quarter. The quarter also included the receipt and recognition into income of a $171,000 Bank Enterprise Award (“BEA”) Program grant from the Community Development Financial Institution (“CDFI”) Fund. Professional fees associated with the grant totaled $26,000.

“We’re thrilled to have completed our rebrand to Catalyst Bank,” said Joe Zanco, President and Chief Executive Officer of the Company and the Bank. “Our name now reflects our mission: to be catalysts for economic growth in our communities.  Congratulations to our team on executing our rebrand strategy so incredibly well.”

“During the second half of the year, we’ll be laser focused on developing and deepening customer relationships,” continued Zanco. “Thanks to the investment of our shareholders, we have a tremendous level of capital to invest in growing our company.”

Loans and Credit Quality

Loans receivable totaled $133.6 million at June 30, 2022, up $1.6 million, or 1%, from March 31, 2022. The increase was primarily driven by new originations of residential mortgage loans and commercial and industrial loans, partially offset by a decrease in commercial real estate loans. Construction loans with outstanding balances of $1.2 million at March 31, 2022 were converted to permanent residential mortgage loans during the second quarter of 2022. At June 30, 2022, the total unpaid principal balance of PPP loans, included in commercial and industrial loans, totaled $22,000, down $819,000 from $841,000 at March 31, 2022.

The following table sets forth the composition of the Company’s loan portfolio as of the dates indicated.

(Dollars in thousands)	6/30/2022	3/31/2022	Increase (Decrease)
Real estate loans
One- to four-family residential	$89,531	$87,144	$2,387	3%
Commercial real estate	21,521	22,611	(1,090)	(5)
Construction and land	3,843	4,739	(896)	(19)
Multi-family residential	3,315	3,367	(52)	(2)
Total real estate loans	118,210	117,861	349	-
Other loans
Commercial and industrial	11,410	10,119	1,291	13
Consumer	4,004	4,023	(19)	-
Total other loans	15,414	14,142	1,272	9
Total loans	$133,624	$132,003	$1,621	1%

Non-performing assets (“NPAs”) totaled $1.6 million at June 30, 2022, up $18,000, or 1%, compared to March 31, 2022, primarily due to a slight increase in non-performing loans. The ratio of NPAs to total assets was 0.57% at June 30, 2022, compared to 0.55% at March 31, 2022. Non-performing loans (“NPLs”) totaled $1.3 million, or 0.96% of total loans, at June 30, 2022 and March 31, 2022. At June 30, 2022, approximately 91% total NPLs were one- to four-family residential mortgage loans, compared to 89% at March 31, 2022.

The allowance for loan losses totaled $2.0 million, or 1.48% of total loans, at June 30, 2022, down $193,000 from $2.2 million, or 1.65% of total loans, at March 31, 2022. The decline in the allowance for loan losses primarily reflects the reversal of provisions made for loan losses during 2020 associated with our initial assessment COVID-19’s impact on credit risk and a $77,000 decrease in reserves for loans individually evaluated for impairment.  The Company recorded a reversal to the allowance for loan losses of $189,000 during the second quarter of 2022, compared to a reversal of $71,000 for the first quarter of 2022. Net loan charge-offs totaled $4,000 during the second quarter of 2022, compared to net loan charge-offs of $32,000 for the first quarter of 2022.

Investment Securities

Total investment securities were $95.8 million at June 30, 2022, down $2.4 million, or 2%, from March 31, 2022. At June 30, 2022 and March 31, 2022, 86% of our total investment securities were classified as available-for-sale. Net unrealized losses on securities available-for-sale totaled $8.4 million at June 30, 2022, compared to $5.7 million at March 31, 2022. The increase in unrealized losses on available-for-sale securities related principally to increases in market interest rates for similar securities. For the second quarter of 2022, the average yield on the investment securities portfolio was 1.37%, up 9 basis points from the first quarter of 2022.

Deposits

Total deposits were $178.7 million at June 30, 2022, down $4.3 million, or 2%, from March 31, 2022. The decrease in deposits was primarily due to declines in certificates of deposit and demand deposit accounts, partially offset by increases in NOW account balances. Total average deposits were $183.3 million for the second quarter of 2022, up $3.7 million, or 2%, from the prior quarter.

The following table sets forth the composition of the Bank’s deposits as of the dates indicated.

(Dollars in thousands)	6/30/2022	3/31/2022	Increase (Decrease)
Demand deposits	$30,400	$33,056	$(2,656)	(8)%
NOW	39,454	37,916	1,538	4
Money market	19,525	19,358	167	1
Savings	27,388	27,215	173	1
Certificates of deposit	61,968	65,539	(3,571)	(5)
Total deposits	$178,735	$183,084	$(4,349)	(2)%

Net Interest Income

Our net interest margin for the second quarter of 2022 was 2.71%, up 12 basis points compared to the prior quarter. The average yield on interest-earning assets increased by 11 basis points to 2.94% for the second quarter of 2022, while the average rate on interest-bearing liabilities declined 2 basis points to 0.39%, compared to the first quarter of 2022. Net interest income for the second quarter of 2022 was $1.8 million, up $59,000, or 3%, from the first quarter of 2022 primarily due to an increase in interest income from investment securities (up $23,000, or 7%) and other interest earning assets (up $39,000, or 205%). Rising market interest rates have increased the yields earned on our securities portfolio and our interest-bearing cash accounts. During the first quarter of 2022, the Company recognized $45,000 of interest income due to the full pay-off and recovery of a partially charged-off non-accrual loan.

The following table sets forth, for the periods indicated, the Company’s total dollar amount of interest income from average interest-earning assets and the resulting yields, as well as the interest expense on average interest-bearing liabilities, expressed both in dollars and rates, and the net interest margin. Taxable equivalent (“TE”) yields have been calculated using a marginal tax rate of 21%. All average balances are based on daily balances.

	Three Months Ended
	6/30/2022			3/31/2022
(Dollars in thousands)	Average Balance	Interest	Average Yield/ Rate	Average Balance	Interest	Average Yield/ Rate
INTEREST-EARNING ASSETS
Loans receivable(1)	$133,810	$1,555	4.66%	$130,755	$1,563	4.85%
Investment securities(TE)(2)	104,137	352	1.37	103,634	329	1.28
Other interest earning assets	30,108	58	0.78	39,605	19	0.20
Total interest-earning assets(TE)	$268,055	$1,965	2.94%	$273,994	$1,911	2.83%
INTEREST-BEARING LIABILITIES
NOW, money market and savings accounts	$85,646	$24	0.11%	$81,885	$24	0.12%
Certificates of deposit	64,936	63	0.39	65,939	68	0.42
Total interest-bearing deposits	150,582	87	0.23	147,824	92	0.25
FHLB advances	9,079	68	3.00	9,034	68	3.02
Total interest-bearing liabilities	$159,661	$155	0.39%	$156,858	$160	0.41%
Net interest-earning assets	$108,394			$117,136
Net interest income; average interest rate spread(TE)		$1,810	2.55%		$1,751	2.42%
Net interest margin(TE)(3)			2.71%			2.59%

(1)	Includes non-accrual loans during the respective periods. Calculated net of deferred fees and discounts and loans in-process.
(2)	Average investment securities does not include unrealized holding gains/losses on available-for-sale securities.
(3)	Equals net interest income divided by average interest-earning assets. Taxable equivalent yields are calculated using a marginal tax rate of 21%.

Non-interest Income

Non-interest income for the second quarter of 2022 was $379,000, up $182,000, or 92%, from the first quarter of 2022. During the second quarter of 2022, the Company received and recognized into income a $171,000 BEA Program grant from the CDFI Fund. The BEA Program grants awards to depository institutions that have successfully increased their investments in economically distressed communities through certain qualified activities, including investments in CDFIs and providing loans, investments and financial services to businesses and residents located in distressed communities.  In addition, income from bank-owned life insurance (“BOLI”) increased by $77,000 to $98,000 for the second quarter of 2022 compared to the previous quarter largely due to an aggregate of $10.0 million in additional policies purchased in March and April of 2022.

The increases in non-interest income due to the BEA Program grant and BOLI were partially offset by the disposal of fixed assets totaling $77,000, net of accumulated depreciation, during the second quarter of 2022. Of the assets disposed, $55,000 was attributable to branch signage that was replaced due to our rebranding.

Non-interest Expense

Non-interest expense for the second quarter of 2022 totaled $2.4 million, up $193,000, or 9%, compared to the first quarter of 2022. Total non-interest expense for the second quarter of 2022 included $153,000 of rebranding-related expenses, compared to $34,000 for the first quarter of 2022.

Salaries and employee benefits expense totaled $1.2 million for the second quarter of 2022, down $43,000, or 3%, from the first quarter of 2022 primarily due to a decrease in our employee count.

Data processing and communication expense totaled $242,000, up $34,000, or 16%, from the previous quarter primarily due to rebranding expenses related to project support provided by our core software vendor.

Professional fees totaled $175,000 for the second quarter of 2022, up $35,000, or 25%, from the first quarter of 2022. During the second quarter of 2022, the Company incurred professional fees of $26,000 for assistance with the BEA Program grant application.

Advertising and marketing expense totaled $109,000 for the second quarter of 2022, up $67,000, or 160%, from the first quarter of 2022. Advertising and marketing expense included rebranding costs of $87,000 in the second quarter of 2022 and $34,000 in the first quarter of 2022.

Other non-interest expense totaled $240,000 for the second quarter of 2022, up $58,000, or 32%, from the first quarter of 2022. In the second quarter of 2022, other non-interest expense included rebranding costs of $18,000.

About Catalyst Bancorp, Inc.

Catalyst Bancorp, Inc. (Nasdaq: CLST) is a Louisiana corporation and registered bank holding company for Catalyst Bank, its wholly-owned subsidiary, with $281.0 million in assets at June 30, 2022. Catalyst Bank, formerly St. Landry Homestead Federal Savings Bank, has been in operation in the Acadiana region of south-central Louisiana for 100 years. With a focus on fueling business and improving lives throughout the region, Catalyst Bank offers commercial and retail banking products through our six full-service branches located in Carencro, Eunice, Lafayette, Opelousas, and Port Barre. To learn more about Catalyst Bank, visit www.catalystbank.com.

Forward-looking Statements

This press release contains certain forward-looking statements.  Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts.  They often include words like “believe,” “expect,” “anticipate,” “estimate” and “intend” or future or conditional verbs such as “will,” “would,” “should,” “could” or “may.”  Certain factors that could cause actual results to differ materially from expected results include changes in the interest rate environment, changes in general economic conditions, legislative and regulatory changes that adversely affect the business of Catalyst Bancorp, Inc. and Catalyst Bank, and changes in the securities markets.  Except as required by law, the Company does not undertake any obligation to update any forward-looking statements to reflect changes in belief, expectations or events.

CATALYST BANCORP, INC. AND SUBSIDIARY
CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
(Unaudited)

(Dollars in thousands)	6/30/2022	3/31/2022	6/30/2021(1)
ASSETS
Non-interest-bearing cash	$4,553	$511	$6,426
Interest-bearing cash and due from banks	24,582	39,585	22,661
Total cash and cash equivalents	29,135	40,096	29,087
Investment securities:
Securities available-for-sale, at fair value	82,276	84,649	41,856
Securities held-to-maturity	13,486	13,492	15,511
Loans receivable, net of unearned income	133,624	132,003	140,288
Allowance for loan losses	(1,980)	(2,173)	(2,649)
Loans receivable, net	131,644	129,830	137,639
Accrued interest receivable	556	536	558
Foreclosed assets	320	320	590
Premises and equipment, net	6,494	6,475	6,545
Stock in correspondent banks, at cost	1,795	1,794	1,792
Bank-owned life insurance	13,422	8,824	3,258
Other assets	1,855	1,256	1,493
TOTAL ASSETS	$280,983	$287,272	$238,329

LIABILITIES
Deposits:
Non-interest-bearing	$30,400	$33,056	$28,720
Interest-bearing	148,335	150,028	148,857
Total deposits	178,735	183,084	177,577
Federal Home Loan Bank advances	9,108	9,063	8,928
Other liabilities	727	663	1,092
TOTAL LIABILITIES	188,570	192,810	187,597

SHAREHOLDERS' EQUITY
Common stock	53	53	-
Additional paid-in capital	50,838	50,821	-
Unallocated common stock held by Employee Stock Ownership Plan	(4,073)	(4,126)	-
Retained earnings	52,240	52,222	50,837
Accumulated other comprehensive income (loss)	(6,645)	(4,508)	(105)
TOTAL SHAREHOLDERS' EQUITY	92,413	94,462	50,732
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$280,983	$287,272	$238,329

(1)	Data at June 30, 2021 is Bank-only.

CATALYST BANCORP, INC. AND SUBSIDIARY
CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)

	Three Months Ended				Six Months Ended
(Dollars in thousands)	6/30/2022	3/31/2022	6/30/2021(1)		6/30/2022	6/30/2021(1)
INTEREST INCOME
Loans receivable, including fees	$1,555	$1,563		$1,865	$3,118		$3,673
Investment securities	352	329		141	681		262
Other	58	19		10	77		24
Total interest income	1,965	1,911		2,016	3,876		3,959
INTEREST EXPENSE
Deposits	87	92		135	179		290
Advances from Federal Home Loan Bank	68	68		68	136		136
Total interest expense	155	160		203	315		426
Net interest income	1,810	1,751		1,813	3,561		3,533
Provision for (reversal of) loan losses	(189)	(71)		(286)	(260)		(286)
Net interest income after provision for (reversal of) loan losses	1,999	1,822		2,099	3,821		3,819
NON-INTEREST INCOME
Service charges on deposit accounts	182	168		160	350		283
Gain (loss) on disposals and sales of fixed assets	(77)	-		-	(77)		25
Bank-owned life insurance	98	21		23	119		45
Federal community development grant	171	-		-	171		-
Other	5	8		7	13		24
Total non-interest income	379	197		190	576		377
NON-INTEREST EXPENSE
Salaries and employee benefits	1,218	1,261		1,180	2,479		2,247
Occupancy and equipment	227	210		172	437		354
Data processing and communication	242	208		181	450		355
Professional fees	175	140		94	315		167
Directors’ fees	55	55		70	110		141
ATM and debit card	59	49		46	108		89
Foreclosed assets, net	(2)	(17)		42	(19)		35
Advertising and marketing	109	42		12	151		21
Franchise and shares tax	58	58		-	116		-
Other	240	182		169	422		283
Total non-interest expense	2,381	2,188		1,966	4,569		3,692
Income (loss) before income tax expense	(3)	(169)		323	(172)		504
Income tax expense (benefit)	(21)	(38)		63	(59)		93
NET INCOME (LOSS)	$18	$(131)		$260	$(113)		$411

Earnings (loss) per share - basic	$0.01	$(0.03)	$	N/A	$(0.02)	$	N/A

(1)	Data for the periods ended June 30, 2021 is Bank-only.

CATALYST BANCORP, INC. AND SUBSIDIARY
SELECTED FINANCIAL DATA

	Three Months Ended			Six Months Ended
(Dollars in thousands)	6/30/2022	3/31/2022	6/30/2021(1)	6/30/2022	6/30/2021(1)
EARNINGS DATA
Total interest income	$1,965	$1,911	$2,016	$3,876	$3,959
Total interest expense	155	160	203	315	426
Net interest income	1,810	1,751	1,813	3,561	3,533
Provision for (reversal of) loan losses	(189)	(71)	(286)	(260)	(286)
Total non-interest income	379	197	190	576	377
Total non-interest expense	2,381	2,188	1,966	4,569	3,692
Income tax expense (benefit)	(21)	(38)	63	(59)	93
Net income (loss)	$18	$(131)	$260	$(113)	$411

AVERAGE BALANCE SHEET DATA
Total assets	$286,288	$286,646	$237,926	$286,466	$233,823
Total interest-earning assets	268,055	273,994	223,443	271,009	219,499
Total loans	133,810	130,755	143,145	132,291	146,148
Total interest-bearing deposits	150,582	147,824	147,914	149,210	145,236
Total interest-bearing liabilities	159,661	156,858	156,812	158,267	154,112
Total deposits	183,316	179,615	177,749	181,476	173,567
Total equity	93,318	97,165	50,374	95,231	50,538

SELECTED RATIOS
Return on average assets	0.02%	(0.19)%	0.44%	(0.08)%	0.35%
Return on average equity	0.08	(0.55)	2.07	(0.24)	1.64
Efficiency ratio	108.78	112.34	98.18	110.45	94.44
Average equity to average assets	32.60	33.90	21.17	33.24	21.61
Common equity Tier 1 capital ratio(2)	58.51	57.98	41.92	58.51	41.92
Tier 1 leverage capital ratio(2)	28.43	28.39	21.37	28.43	21.37
Total risk-based capital ratio(2)	59.76	59.24	43.18	59.76	43.18
Net interest margin(TE)	2.71	2.59	3.26	2.65	3.25

ALLOWANCE FOR LOANS LOSSES
Beginning balance	$2,173	$2,276	$2,962	$2,276	$3,022
Provision for (reversal of) loan losses	(189)	(71)	(286)	(260)	(286)
Charge-offs	(38)	(63)	(43)	(101)	(132)
Recoveries	34	31	16	65	45
Net (charge-offs) recoveries	(4)	(32)	(27)	(36)	(87)
Ending balance	$1,980	$2,173	$2,649	$1,980	$2,649

CREDIT QUALITY
Non-accruing loans	$1,246	$1,269	$754
Accruing loans 90 days or more past due	41	-	143
Total non-performing loans	1,287	1,269	897
Foreclosed assets	320	320	590
Total non-performing assets	$1,607	$1,589	$1,487

Total non-performing loans to total loans	0.96%	0.96%	0.64%
Total non-performing assets to total assets	0.57	0.55	0.62

(1)	Data at and for the periods ended June 30, 2021 is Bank-only.
(2)	Capital ratios are preliminary end-of-period ratios for the Bank only and are subject to change.